ARTICLES OF AMENDMENT

OF

ATHENA SPINCO INC.

Reg. No. 98847

REPUBLIC OF THE MARSHALL ISLANDS

REGISTRAR OF CORPORATIONS

DUPLICATE COPY

The original of this Document was filed in accordance with Section 5 of the Business Corporations Act on

NON RESIDENT

March 7, 2019

Christine Kahler
Deputy Registrar

ARTICLES OF AMENDMENT OF
THE ARTICLES OF INCORPORATION OF
ATHENA SPINCO INC.
UNDER SECTION 90 OF THE BUSINESS CORPORATIONS ACT

The undersigned, Gerasimos Kalogiratos, Secretary of ATHENA SPINCO INC., a corporation incorporated under the laws of the Republic of the Marshall Islands (the "**Corporation**"), for the purpose of amending the Articles of Incorporation of said Corporation hereby certifies:

1. The name of the Corporation is: ATHENA SPINCO INC.

2. The Articles of Incorporation of the Corporation were filed with the Registrar of Corporations on November 14, 2018.

3. Paragraph A of the Articles of Incorporation of the Corporation is hereby deleted in its entirety and replaced with the following:

   A. The name of the Corporation is: Diamond S Shipping Inc.

4. The amendment to the Articles of Incorporation was authorized by written consent of the sole holder of all outstanding shares of the Corporation.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment on this 7th day of March, 2019.

Authorized Person
Gerasimos Kalogiratos
Secretary

REPUBLIC OF THE MARSHALL ISLANDS
OFFICE OF THE REGISTRAR OF CORPORATIONS

CERTIFICATE OF INCORPORATION

I HEREBY CERTIFY that

DIAMOND S SHIPPING INC.
Reg. No. 98847

formerly known as

ATHENA SPINCO INC.
Reg. No. 98847

is duly incorporated and has filed articles of incorporation under the provisions of the Marshall Islands Business Corporations Act on

November 14, 2018

WITNESS my hand and the official seal of the Registry on **March 7, 2019**.

Christine Kahler
Deputy Registrar

REGISTRAR OF CORPORATIONS
REPUBLIC OF THE MARSHALL ISLANDS
SEAL